                                                                     EXHIBIT 4-A

                               SECURITY AGREEMENT

        THIS IS A SECURITY AGREEMENT COVERING PERSONAL PROPERTY AS WELL
                     AS OTHER PROPERTY REAL AND/OR PERSONAL

                         WASHINGTON NATURAL GAS COMPANY

                                       TO

                         HARRIS TRUST AND SAVINGS BANK,
                                                TRUSTEE

-------------------------------------------------------------------------------

                        THIRTIETH SUPPLEMENTAL INDENTURE

                          DATED AS OF AUGUST 15, 1995

                                 SUPPLEMENTING

                          INDENTURE OF FIRST MORTGAGE

                           DATED AS OF APRIL 1, 1957

                               SECURITY AGREEMENT

     This is a Security Agreement covering personal property as well as other property real and/or personal.

     THIRTIETH SUPPLEMENTAL INDENTURE dated as of August 15, 1995 (hereinafter called the "Thirtieth Supplemental Indenture") and made by and between WASHINGTON NATURAL GAS COMPANY, as Debtor (its Federal identification number being 91-1005303), a corporation organized and existing under the laws of the State of Washington (the "Company"), whose mailing address and address of its principal place of business is 815 Mercer Street, Seattle, Washington 98109, party of the first part and HARRIS TRUST AND SAVINGS BANK, as Trustee and Secured Party (its Federal identification number being 36-1194448), a corporation duly organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, Chicago, Illinois 60603 and whose mailing address is P.O. Box 755, Chicago, Illinois 60690 (hereinafter called the "Trustee"), party of the second part.

     WHEREAS, Washington Natural Gas Company, a Delaware corporation (the "Predecessor Company") which was merged into the Company on August 9, 1978, has heretofore executed and delivered to the Trustee its Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the "Original Indenture" or as heretofore supplemented and modified and as supplemented by this Thirtieth Supplemental Indenture hereinafter called the "Indenture") in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Original Indenture and herein called the "Bonds") at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

     WHEREAS, the Predecessor Company has heretofore executed and delivered sixteen indentures supplemental to the Original Indenture as follows: First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R. H. Long, an individual, to act as Co-Trustee jointly with the Trustee, Second Supplemental Indenture dated as of October 1, 1959, Third Supplemental Indenture dated as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 1963, Fifth Supplemental Indenture dated as of June 1, 1965, Sixth Supplemental Indenture dated as of August 1, 1966, Seventh Supplemental Indenture dated as of February 1, 1967, Eighth Supplemental Indenture dated as of September 1, 1967, Ninth Supplemental Indenture dated as of September 1, 1968, Tenth Supplemental Indenture dated as of June 1, 1970, Eleventh Supplemental Indenture dated as of April 1, 1971, Twelfth Supplemental Indenture dated as of November 1, 1972, Thirteenth Supplemental Indenture dated as of September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1975, Fifteenth Supplemental Indenture dated as of March 1, 1977 and Sixteenth Supplemental Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provisions of Section
15.18 of the Original Indenture, R. G. Mason, an individual, to act as successor Co-Trustee, pursuant to each of which supplemental indentures, except said First, Seventh, and Sixteenth Supplemental Indentures, the Company provided for the creation of an issue of First Mortgage Bonds, and said Sixth and Seventh Supplemental Indentures provided for certain modifications of the Original Indenture; and

     WHEREAS, the Company has heretofore executed and delivered a Seventeenth Supplemental Indenture dated as of August 9, 1978, whereby the Company succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on August 9, 1978 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subject or intended to be subjected to the lien thereof; and

     WHEREAS, the Company has also heretofore executed and delivered an Eighteenth Supplemental Indenture dated as of September 1, 1979, a Nineteenth Supplemental Indenture dated as of January 15, 1982, a Twentieth Supplemental Indenture dated as of August 15, 1983, a Twenty-first Supplemental Indenture dated as of August 15, 1983, a Twenty-second Supplemental Indenture dated as of July 15, 1986, a Twenty-third Supplemental Indenture dated as of July 15, 1986, a Twenty-fourth Supplemental Indenture dated as of December 15, 1987, a Twenty-fifth Supplemental Indenture dated as of August 15, 1988, a Twenty-sixth Supplemental Indenture dated as of September 1, 1990, a Twenty-seventh Supplemental Indenture dated as of September 1, 1990, a Twenty-eighth Supplemental Indenture dated as of July 1, 1991 and a Twenty-ninth Supplemental Indenture dated as of June 1, 1993 pursuant to each of which supplemental indentures the Company provided for the creation of an issue of First Mortgage Bonds, and said Twenty-second and Twenty-eighth Supplemental Indentures provided for certain modifications of the Original Indenture; and

     WHEREAS, R.G. Mason, the successor Co-Trustee, resigned on July 31, 1993 and no successor trustee was appointed to replace him; and

     WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding, First Mortgage Bonds of series and in principal amounts as follows:

                              TITLE                      ISSUED      OUTSTANDING
                              -----                    -----------   -----------
            9.96% Series due 1995....................  $40,000,000   $40,000,000
            8 1/8% Series due 1997...................    6,000,000     3,200,000
            10 1/4% Series due 1997..................   30,000,000    30,000,000
            9.60% Series due 2000....................   25,000,000    25,000,000
            9.57% Series due 2020....................   25,000,000    25,000,000

            SECURED MEDIUM-TERM NOTES, SERIES A --
              8.25% due 1998.........................   11,000,000    11,000,000
              7.08% due 1999.........................   10,000,000    10,000,000
              8.51% through 8.55% due 2001...........   19,000,000    19,000,000
              7.53% and 7.91% due 2002...............   30,000,000    30,000,000
              8.25% through 8.4% due 2022............   35,000,000    35,000,000

            SECURED MEDIUM-TERM NOTES, SERIES B --
              6.23% through 6.31% due 2003...........   28,000,000    28,000,000
              6.07% and 6.10% due 2004...............   18,500,000    18,500,000
              6.51% and 6.53% due 2008...............    4,500,000     4,500,000
              6.83% and 6.90% due 2013...............   13,000,000    13,000,000
              7.19% due 2023.........................   13,000,000    13,000,000

and

     WHEREAS, the Board of Directors of the Company has established under the Original Indenture, a new series of Bonds to be designated First Mortgage Bonds, Secured Medium-Term Notes, Series C (hereinafter referred to as the "Bonds of the New Series"), and has authorized the issue, from time to time, of said Bonds of the New Series in the aggregate principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) pursuant to the provisions of Article Five of the Original Indenture; and

     WHEREAS, Section 18.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in the Indenture contained, may, and when so required by the Original Indenture, shall, enter into indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of (a) providing for the creation of a series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds for such series,

(b) adding to the Original Indenture other covenants and agreements thereafter to be observed by the Company, (c) mortgaging, pledging, conveying, transferring or assigning to the Trustee, and subjecting to the lien of the Indenture, additional properties acquired by the Company, and (d) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Indenture; and

     WHEREAS, the Board of Directors of the Company, by resolutions duly adopted, authorized the execution of this Thirtieth Supplemental Indenture for the purposes of (a) creating the Bonds of the New Series, designating the series created and specifying the form and provisions of the Bonds of such series, (b) adding to the Original Indenture certain covenants and agreements hereafter to be observed by the Company, and (c) mortgaging, pledging, conveying, transferring and assigning to the Trustee, and subjecting to the lien of the Indenture, additional properties acquired by the Company; and

     WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and premium, if any, and interest on the Bonds of the New Series, to make the Bonds of the New Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Thirtieth Supplemental Indenture and the issue of the Bonds of the New Series have been in all respects duly authorized:

     NOW, THEREFORE, THIS THIRTIETH SUPPLEMENTAL INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to confirm the lien of the Indenture upon the mortgaged property mentioned therein, including any and all property purchased, constructed or otherwise acquired by the Company since the date of the Twenty-ninth Supplemental Indenture, and to secure the performance and observance of all the covenants and conditions herein and in the Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the New Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Thirtieth Supplemental Indenture, and by these presents, does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, its successor in trust and its successors and assigns, all the property, rights, privileges and franchises (other than excepted property) of the character described in the Granting Clauses of the Original Indenture now owned of record or otherwise by the Company, whether or not constructed or acquired since the date of the Twenty-ninth Supplemental Indenture or which may hereafter be constructed or acquired by it, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Paragraphs A through I of Granting Clause IX of the Original Indenture, to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Indenture.

     TO HAVE AND TO HOLD all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or intended so to be, unto the Trustee and its successor in trust and to its successors and assigns, forever.

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section
12.28 of the Original Indenture, so that, subject to said Section 12.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and proportionately secured thereby and hereby (except as any sinking, renewal or other analogous fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture.

     THE COMPANY HEREBY DECLARES that it holds and will hold and apply all property and rights of the character described in Paragraph G of Granting Clause IX of the Original Indenture as specifically reserved and excepted, upon the trusts as set forth in the Indenture, and as the Trustee (or any purchaser upon any sale of the mortgaged property) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee.

     It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued and that all property subject or to become subject to the Indenture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Indenture, and the Company for itself and its successor or assigns does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold Bonds, or coupons, or any of them, as follows:

                                  ARTICLE ONE

            BONDS OF THE NEW SERIES AND PROVISIONS RELATING THERETO

     SECTION 1.01. A. Terms of Bonds of the New Series. There shall be, and is hereby created, a new series of Bonds, known as and entitled "First Mortgage Bonds, Secured Medium-Term Notes, Series C" (herein referred to as the "Bonds of the New Series"). The aggregate principal amount of the Bonds of the New Series shall be and hereby is limited, except for duplicate Bonds authenticated and delivered pursuant to Section 3.12 of the Indenture, to One Hundred Fifty Million Dollars ($150,000,000) in aggregate principal amount, to be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by the Original Indenture, including written instructions from the Chairman of the Board, the President or any Vice President of the Company specifying the principal amount of the Bonds of the New Series to be issued on the specified date of issuance, the numbers, denominations, maturity date or dates, redemption prices, if any, and interest rate or rates of such Bonds of the New Series; provided that all Bonds of the New Series having the same date of maturity shall be identical as to rate of interest and terms of redemption if redeemable.

     The definitive Bonds of the New Series shall be issued only as registered Bonds without coupons in the denomination of $100,000 and any amount in excess thereof which is an integral multiple of $1,000.

     As used herein, the term "Global Note" shall mean a Bond of the New Series that is delivered to the Depositary (as hereinbelow defined) or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee. As used herein, the term "Depositary" shall mean, unless otherwise specified by the Company, The Depository Trust Company, New York, New York, or any successor thereto registered and qualified under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

     The definitive Bonds of the New Series may be issued in the form of Bonds fully engraved or printed or lithographed or otherwise photocopied.

     The principal of, and premium, if any, and interest on the Bonds of the New Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The principal of and premium, if any, on the Bonds of the New Series will be payable in Chicago, Illinois, at the office of Harris Trust and Savings Bank, which is the initial paying agent for the Bonds of the New Series, except that the Company may designate from time to time other offices or agencies at which Bonds of the New Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the New Series shall be payable at the office of the paying agent in Chicago, Illinois, in each case to the holder of record on the record date (as hereinbelow defined) in such manner as may be directed by the holder of each Bond of the New Series.

     Notwithstanding any provision in the Indenture to the contrary, each Bond of the New Series shall be dated the date of the authentication thereof by the Trustee (the "Original Issue Date"). Each Bond of the New Series shall bear interest from the Original Issue Date thereof on the principal amount thereof, until payment of the principal thereof, at such rate or rates per annum, and shall have such other terms and provisions, as the Chairman of the Board, the President or any Vice President of the Company, may determine. Interest on Bonds of the New Series shall be payable semi-annually on June 15 and December 15 of each year; provided, however, that if the Original Issue Date with respect to a Bond of the New Series is between the record date for an interest payment date and an interest payment date, the first interest payment shall be made on the second succeeding interest payment date after the Original Issue Date. Each payment of interest shall include interest accrued to, but excluding, such interest payment date.

     Promptly after each record date that is not a date of maturity or redemption, the Trustee shall furnish to the Company a notice setting forth the total amount of the interest payments to be made on the applicable interest payment date, and to the Depositary a notice setting forth the total amount of interest payments to be made on the Global Notes on such interest payment date. On or about the first business day of each month, the Trustee (or any duly selected paying agent) will deliver to the Company a written list of the principal and interest to be paid on Bonds of the New Series maturing in the next succeeding month and to the Company and the Depositary a written list of the principal and interest to be paid on Global Notes maturing in the next succeeding month. Promptly after the first business day of each month, the Trustee shall furnish to the Company a written notice setting forth the aggregate principal amount of the outstanding Global Notes. The Trustee shall assume responsibility for withholding taxes on interest paid as required by law.

     Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the New Series is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the New Series upon any transfer or exchange thereof (including any exchange incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the New Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the New Series shall be the registered holders of such Bonds of the New Series on the record date for payment of such defaulted interest. The term "record date" as used in this
Section 1.01, and in the form of the Bonds of the New Series, with respect to any interest payment date applicable to the Bonds of the New Series, shall mean the close of business on the May 31 next preceding a June 15 interest payment date or the November 30 next preceding a December 15 interest payment date as the case may be (or the preceding business day if a holiday or other day on which the principal corporate trust office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

     In case of failure by the Company to pay interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bonds of the New Series registered on the books of the Company and the Company, by not less than 10 days' written notice to bondholders, may fix a subsequent record date, which is not more than 30 days or less than 5 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

     Subject to Section 1.01(B) hereof, and as permitted by the provisions of
Section 3.10 of the Original Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Original Indenture, Bonds of the New Series may be exchanged for other registered Bonds of the New Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Original Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the New Series or upon any transfer thereof.

     The Trustee hereunder, by virtue of its office as such Trustee, shall be a paying agent of the Company for the purpose of the payment of the principal of and interest on the Bonds of the New Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the New Series. Neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds (or parts therein) designated for redemption.

     B. Provisions Relating to Global Notes. In addition to those provisions of the Indenture applicable to all Bonds of the New Series, the following provisions shall apply to all Global Notes.

     (a) If the Company issues Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver such Global Note or Global Notes, which (i) shall bear a legend substantially to the following effect for so long as The Depository Trust Company is the Depositary: "Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."; and (ii) shall bear such other legend as requested by any other depositary for so long as such depositary is the Depositary.

     (b) Notwithstanding any other provision of this Section 1.01.B, unless the terms of a Global Note expressly permit such Global Note to be transferred or exchanged in whole or in part for individual Bonds of the New Series, a Global Note may not be transferred or exchanged as provided in Sections 3.09, 3.10 and
3.11 of the Indenture.

     (c) (i) Notwithstanding the legend which any Global Note shall bear as provided in Section 1.01.B(a) hereof, if at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute and the Trustee, upon receipt of the Company order for the authentication and delivery of Bonds of the New Series having the same Original Issue Date, maturity date, interest rate, redemption provisions and all other terms as, and in exchange for, such Global Note, shall authenticate and deliver, Bonds of the New Series with like tenor and terms in definitive form and registered in the names of the persons as provided in the next succeeding paragraph in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note. The Trustee shall not be charged with knowledge of notice or the ineligibility of a Depositary unless a responsible officer assigned to and working in its corporate trustee administration department shall have actual knowledge thereof.

     (ii) In any exchange provided for in the preceding paragraph, the Company will execute and the Trustee will authenticate and deliver Bonds of the New Series in definitive registered form in authorized denominations. Upon the exchange of a Global Note for Bonds of the New Series, such Global Notes shall be cancelled by the Trustee. Bonds of the New Series issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Bonds of the New Series to the Depositary for delivery to the persons in whose names such Bonds of the New Series are so registered, or if the Depositary shall refuse or be unable to deliver such Bonds of the New Series, the Trustee shall deliver such Bonds of the New Series to the persons in whose names such Bonds of the New Series are registered, unless otherwise agreed upon between the Trustee and the Company.

     (d) Neither the Company, the Trustee, any authenticating agent nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     C. Form of Bonds of the New Series. The Bonds of the New Series, and the Trustee's authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

                    [FORM OF FACE OF BOND OF THE NEW SERIES]

                 [FORM OF LEGEND TO BE USED IN CONNECTION WITH
                  GLOBAL NOTES FOR WHICH THE DEPOSITORY TRUST
                             COMPANY IS DEPOSITARY]

        Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No.                               REGISTERED
   -------------------------
CUSIP NO.                         $
         -------------------       -----------------------

                         WASHINGTON NATURAL GAS COMPANY

            First Mortgage Bond, Secured Medium-Term Note, Series C

  ORIGINAL ISSUE DATE:            INTEREST RATE:            STATED MATURITY DATE:

------------------------     -----------------------      -------------------------
   INITIAL REDEMPTION           INITIAL REDEMPTION            ANNUAL REDEMPTION
          DATE:                     PERCENTAGE:             PERCENTAGE REDUCTION:

------------------------     -----------------------      -------------------------

     WASHINGTON NATURAL GAS COMPANY, a Washington corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to
               or registered assigns, the principal sum of           Dollars on
the Stated Maturity Date specified above (except to the extent redeemed prior to the Stated Maturity Date) and to pay interest hereon, at the Interest Rate per annum stated above, until the principal hereof is paid or duly made available for payment, payable semi-annually on the fifteenth days of June and December in each year (each an "Interest Payment Date") commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the holder of this Bond on the Record Date with respect to such succeeding Interest Payment Date, and on the Stated Maturity Date (or on any Redemption Date (as defined on the reverse hereof)). The interest so payable upon any June 15 or December 15 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered on the Record Date, and shall be computed on the basis of a 360-day year of twelve 30-day months.

     Any payment required to be made in respect of this bond on a date that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     The principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The principal of this bond will be payable at the principal corporate trust office of Harris Trust and Savings Bank, the Trustee, or its successor in trust, in the City of Chicago, State of Illinois, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond will be payable at the principal corporate trust office of Harris Trust and Savings Bank, the Trustee, or its successor in trust, in the City of Chicago, State of Illinois in such manner as may be directed by the holder of this bond.

     "Record Date" as used herein, with respect to any Interest Payment Date shall mean (a) the close of business on the May 31 next preceding a June 15 Interest Payment Date or the November 30 next preceding a December 15 Interest Payment Date as the case may be (or the preceding business day if a holiday or other day on which the principal corporate trust office of the Trustee is closed), or (b) in case of failure by the Company to pay interest when due, a subsequent record date fixed by the Company, by not less than 10 days' written notice to bondholders, which is not more than 30 days or less than 5 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest; provided, however, that such provision for establishment of a subsequent record date shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

     This bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture hereinafter mentioned until the authentication certificate hereon shall have been signed by the Trustee.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, WASHINGTON NATURAL GAS COMPANY has caused these presents to be executed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents, under its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, all as of

                                          WASHINGTON NATURAL GAS COMPANY

                                          By:
                                             ----------------------------------
                                             President

ATTEST:

---------------------------------------------------------
Secretary

                           [FORM OF REVERSE OF BOND]

                         WASHINGTON NATURAL GAS COMPANY

            First Mortgage Bond, Secured Medium-Term Note, Series C

     This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally and proportionately secured (except in so far as any sinking fund, renewal fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of First Mortgage dated as of April 1, 1957 (herein sometimes called the "Original Indenture"), executed and delivered by the Company to Harris Trust and Savings Bank, as Trustee (herein and its successors under said Indenture called the "Trustee"), as supplemented and modified by the Sixth Supplemental Indenture dated as of August 1, 1966, by the Seventh Supplemental Indenture dated as of February 1, 1967, by the Seventeenth Supplemental Indenture dated as of August 9, 1978, by the Twenty-second Supplemental Indenture dated as of July 15, 1986, and by the Twenty-eighth Supplemental Indenture dated as of July 1, 1991 and as supplemented by all other indentures supplemental thereto, including in particular a Thirtieth Supplemental Indenture dated as of August 15, 1995 (herein sometimes called the "Thirtieth Supplemental Indenture"), executed by the Company and the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

     The bonds of this series are issuable solely as registered bonds without coupons in denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000.

     The bonds of this series are subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (any date fixed for redemption shall hereafter be referred to as a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this bond may not be redeemed at the option of the Company prior to the Stated Maturity Date specified on the face hereof. On and after the Initial Redemption Date, if any, this bond may be redeemed at any time in whole or from time to time in part at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereof payable to the Redemption Date, on notice given not less than thirty days prior to the Redemption Date. In the event of redemption of this bond in part only, a new bond for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

     If this bond is redeemable in the foregoing manner at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this bond to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Bonds of this series are also subject to redemption at any time or from time to time prior to maturity, at the special redemption price of 100% of their principal amount, together with accrued interest to the Redemption Date by (a) the application of the proceeds of certain property subject to the lien of the Indenture upon payment of the called principal amount thereof if any sale or taking of the nature described in Section 2.04 of the Original Indenture shall occur or (b) the application of cash transferred to the Trustee for deposit in the renewal fund as provided in Section 4.04 of the Original Indenture and
Section 2.01 of the Twenty-eighth Supplemental Indenture, in each case upon prior notice given by first class mail, postage prepaid, as provided in the Thirtieth Supplemental Indenture to the holder not less than thirty days prior to the Redemption Date and subject to all other conditions and provisions of the Indenture.

     If this bond or any portion hereof ($100,000 or any amount in excess thereof which is an integral multiple of $1,000) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for and if notice of such redemption is duly given or provided for, or waived, all as specified in the Indenture, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment and notice are irrevocably so provided for and shall cease to bear interest from and after the Redemption Date.

     In the event of the selection for redemption of a portion only of the principal of this bond, payment of the Redemption Price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond, or (c) pursuant to the provisions of any agreement providing for the making of notations of principal payments on this bond by the holders thereof or by an agency of the Company or the Trustee, as provided in the Indenture. In the event of the redemption of this bond in whole, payment of the Redemption Price will be made only upon surrender of this bond.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds percent in principal amount of the bonds at the time outstanding of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest herein or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived.

     This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose at the principal corporate trust office of the Trustee, upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Thirtieth Supplemental Indenture, sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

     The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Thirtieth Supplemental Indenture, sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and subject to the terms and conditions therein set forth.

     Neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated for redemption.

     If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

     The Thirtieth Supplemental Indenture provides that in the event of any default in payment of the interest due on any Interest Payment Date, such interest shall not be payable to the holder of the bond on the original Record Date but shall be paid to the registered holder of such bond on the subsequent Record Date established for payment of such defaulted interest.

     The Company and the Trustee, any paying agent and any bond registrar, may deem and treat the person in whose name this bond is registered, or his registered assigns, as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

                              [FORM OF ASSIGNMENT]
     For value received, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Please Insert Social Security or Other Identifying Number of Assignee

the within bond, and all rights thereunder, hereby irrevocably constituting and appointing
           ---------------------------------------------------------------------
                                    attorney to transfer said bond on the books
-----------------------------------
of the Company, with full power of substitution in the premises.

                                          --------------------------------------
Dated:

In the presence of:

---------------------------------------------------------

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

     This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

                                          HARRIS TRUST AND SAVINGS BANK,
                                          As Trustee,

                                          By:
                                              ----------------------------------
                                                      Authorized Officer

     SECTION 1.02. Redemption Provisions for Bonds of the New Series. The Bonds of the New Series shall be subject to redemption prior to maturity:

          (a) as a whole at any time or in part from time to time, at the option of the Company, upon payment of the Redemption Price designated by the Chairman of the Board, the President or any Vice President in the Company's written instructions to the Trustee relating to the issuance and authentication of any Bonds of the New Series and as specified in such Bonds; or

          (b) as a whole at any time upon payment of 100% of the principal amount thereof if any sale or taking of the nature described in Section
     7.04 of the Original Indenture of all or substantially all of the property of the Company shall occur, through the application pursuant to Section
     8.05 of the Original Indenture of any trust moneys held by the Trustee received from the proceeds of such property sold or taken pursuant to the provisions of Section 7.04 of the Original Indenture; or

          (c) as a whole at any time or in part from time to time, at the option of the Company, upon payment of 100% of the called principal amount thereof, without premium, through the application of cash transferred to the Trustee for deposit into the renewal fund provided for in Section 1.03 hereof.

     Any redemption pursuant to the provisions of this Section 1.02 shall be made, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days' nor more than sixty days' notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the New Series, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail as aforesaid within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent therewith.

     Whenever less than all of the outstanding Bonds of the New Series are to be redeemed, the principal amount of such Bonds to be redeemed shall be prorated in units of $100,000 each among the holders of the Bonds of the New Series in the proportion that their respective holdings bear to the aggregate principal amount of Bonds of the New Series outstanding on the date of selection.

     Subject to the specific provisions set forth hereinabove in this Section
1.02 and in the form of the Bonds of the New Series in Section 1.01 hereof, the provisions of Article Ten of the Indenture shall govern any redemption of the Bonds of such series.

     SECTION 1.03. Renewal Fund. Notwithstanding the provisions of Section 4.06 of the Original Indenture, the Company hereby covenants that so long as any of the Bonds of the New Series shall remain outstanding (a) the covenants made by the Company in Section 4.04 of the Original Indenture shall continue in full force and effect and (b) Bond credits and Bonds delivered as credits in any annual or interim renewal fund certificate shall be funded (as defined in Section 1.33(3) of the Original Indenture), and shall not again be used as the basis of action or credit under the Indenture, unless and to the extent that the same have been reinstated or unfunded, as provided in said Section 4.04 or in
Section 2.03 of the Original Indenture. Cash deposited in the renewal fund may be applied to the redemption of the Bonds of the New Series, as set forth in
Section 1.02 above.

     SECTION 1.04. Restriction on Payment of Dividends on Common Stock. The Company hereby covenants that so long as any of the Bonds of the New Series shall remain outstanding it shall not directly or indirectly (a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or declare or make any other distribution on any shares of its Common Stock, or (b) make, or permit any subsidiary to make, any expenditures for the purchase, redemption or other retirement for a consideration of any shares of capital stock of the Company (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of the Company and other than any shares of any class of stock ranking as to dividends or assets prior to the Common Stock of the Company required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made since September 30, 1994, would exceed the aggregate amount of the net income of the Company accumulated after September 30, 1994 plus the sum of $20,000,000.

     Net income of the Company for the purpose of this Section shall mean the sum of (a) the total operating revenues of the Company, less an amount equal to the total operating expenses of the Company, including but not limited to (i) all taxes (including without limitation income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income), (ii) rentals, insurance, current repairs and maintenance, (iii) provision for retirements, depreciation or obsolescence, which shall be the amount actually charged by the Company on its books of account (but in respect of depreciable gas utility property not subject to prior liens, shall not be less than the minimum provision for depreciation as defined in Section 1.32 of the Original Indenture), and (iv) all charges on account of interest on indebtedness and on account of debt discount and expense, and (b) net income or loss from the operation of properties other than the trust estate and any other income received (less applicable expenses) or loss incurred by the Company; which sum shall be diminished by an amount equal to all dividends accrued subsequent to September 30, 1994 (whether or not paid) on any outstanding stock of the Company having preference over the Common Stock as to dividends, assets or otherwise, all of the foregoing determined in accordance with generally accepted accounting principles. In determining the net income of the Company for the purpose of this Section, no deduction or adjustment shall be made for or in respect of any charges or credits which under generally accepted accounting principles are not appropriate charges or credits in determining net income, but, in any event, the following items shall be excluded from the computation: (1) expenses in connection with the issuance of stock of the Company and expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement, (2) profits or losses from the sale, abandonment or other disposition of property or other assets carried in plant or investment accounts of the Company, or from the reacquisition of any securities of the Company, or taxes in respect of any such profits, (3) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof, (4) any adjustment (including tax adjustments) applicable to any period prior to October 1, 1992, or (5) amortization or elimination of gas utility property plant adjustment or acquisition accounts or intangibles.

     The Company covenants that it will not, directly or indirectly, reclassify or otherwise convert Common Stock into any stock preferred over Common Stock as to dividends or upon liquidation.

     SECTION 1.05. Restrictions on Funded Debt. The Company hereby covenants that so long as any of the Bonds of the New Series shall remain outstanding it will not incur any Funded Debt (i) if immediately thereafter the aggregate principal amount of all Funded Debt to be outstanding shall exceed 65% of Total Capitalization, or (ii) unless Net Earnings Available for Interest, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the incurrence of such debt, shall be not less than 1.75 times the aggregate of annual interest charges on all indebtedness of the Company to be outstanding immediately after such incurrence (excluding from such computation of interest charges, interest on any indebtedness which is to be paid, redeemed or otherwise retired or provision for the retirement of which is to be made, prior to or concurrently with the incurrence of such debt).

     SECTION 1.06. Meanings of Certain Terms used in Section 1.05 of this Thirtieth Supplemental Indenture. As used in Section 1.05 of this Thirtieth Supplemental Indenture:

          (a) Net Earnings Available for Interest shall be determined in accordance with generally accepted accounting principles by deducting, from the total operating revenues and other income of the Company for the period in question, an amount equal to the total operating expenses for such period, including but not limited to (i) all taxes other than income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income or any income in the computation of which interest is deductible; (ii) rentals, insurance, current repairs and maintenance; and (iii) provision for retirements, depreciation or obsolescence, which shall be the amounts actually charged on the appropriate books of account (but in respect of depreciable gas utility property of the Company not subject to prior liens, shall not be less than the minimum provision for depreciation as defined in Section 1.32 of the Original Indenture), but excluding any charges on account of interest on indebtedness, or on account of debt discount and expense. No amortization or elimination of gas utility property plant adjustment or acquisition accounts or intangibles, shall be taken into account in determining Net Earnings Available for Interest.

     If the Company shall have acquired, within or after the period for which Net Earnings Available for Interest is being determined, or will acquire in connection with the incurrence of indebtedness which is the subject of such determination, properties which within six months prior to such acquisition were used or operated in a business similar to that in which they are or are to be used or operated by the Company, and if the earnings of such properties can be separately determined or fairly estimated in accordance with generally accepted accounting principles, then, in computing Net Earnings Available for Interest, the net earnings of such properties for the whole of such period shall be included as if such properties had been owned by the Company, during the whole of such period; and if, within or after said period, any portion of the properties of the Company exceeding $500,000 in value shall have been disposed of by the Company, or will be disposed of in connection with the incurrence of indebtedness which is the subject of such determination, and if the earnings of such properties can be separately determined or fairly estimated in accordance with generally accepted accounting principles, then in computing Net Earnings Available for Interest, the net earnings of such properties for the whole of such period shall be excluded.

          (b) The term "Funded Debt" of the Company shall mean, at any date as of which the amount thereof is to be determined, (i) all debt of the Company and all obligations of the Company under any lease or other agreement which, in accordance with generally accepted accounting principles, should be capitalized on the Company's balance sheet or for which the amount of liability thereunder if so capitalized should be disclosed in such balance sheet, whether secured or unsecured, maturing by its terms more than one year after the date of the creation thereof (notwithstanding the fact that payments (whether installment, serial or sinking fund payments or otherwise) are required to be made less than one year after such date in respect of any such debt or obligation and notwithstanding the fact that part thereof is at any time classified, in accordance with generally accepted accounting principles, as current liabilities), (ii) any indebtedness or obligation maturing in not more than one year from the date of creation which by its terms can be extended or renewed beyond such period at the option of the Company, and (iii) any debt or obligation maturing by its terms not more than one year after the date of the creation thereof if secured by the pledge of Bonds by the Company. For the purposes of this definition, any debt or obligation which is extended or renewed (other than at the option of the Company pursuant to the terms thereof) shall be deemed to have been created at the effective date of such extension or renewal.

          (c) The term "generally accepted accounting principles" shall have the same meaning as "sound accounting practice" as defined in the Original Indenture.

          (d) The term "Total Capitalization" shall have the meaning set forth with respect thereto in Section 4.05 of the Original Indenture.

     SECTION 1.07. Parties in Interest; Duration of Effectiveness of Article One. The covenants, conditions and provisions of this Article One shall, except to the extent that failure to comply therewith shall (with the lapse of time or the giving of notice, or otherwise) constitute a default under the Indenture, be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds of the New Series. This Article One shall be of force and effect only so long as any Bonds of the New Series are outstanding.

                                  ARTICLE TWO

             PRINCIPAL AMOUNT OF BONDS PRESENTLY TO BE OUTSTANDING

     SECTION 2.01. The total aggregate principal amount of the First Mortgage Bonds of the Company issued and outstanding and presently authorized to be issued under the provisions of and secured by the Indenture, will be Four Hundred Fifty Five Million Two Hundred Thousand Dollars ($455,200,000), namely Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 9.96% Series due 1995, Three Million Two Hundred Thousand Dollars ($3,200,000) principal amount of First Mortgage Bonds, 8-1/8% Series due 1997, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10-1/4% Series due 1997, Twenty Five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 9.60% Series due 2000, Twenty Five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 9.57% Series due 2020, One Hundred Five Million Dollars ($105,000,000) principal amount of First Mortgage Bonds, Secured Medium-Term Notes, 7.08% to 8.55% Series A due 1995-2022, Seventy Seven Million Dollars ($77,000,000) principal amount of First Mortgage Bonds, Secured Medium-Term Notes, 6.07% to 7.19% Series B due 2003-2023, now issued and outstanding and up to One Hundred Fifty Million Dollars ($150,000,000) aggregate principal amount of First Mortgage Bonds, Secured Medium-Term Notes, Series C, to be issued from time to time upon compliance by the Company with the provisions of Sections 5.02, 5.03, 5.04 and/or 5.05 of the Original Indenture.

                                 ARTICLE THREE

                                 MISCELLANEOUS

     SECTION 3.01. This Thirtieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified and as hereby supplemented, is hereby confirmed. All terms used in this Thirtieth Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

     SECTION 3.02. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals of fact and statements contained herein. The Company covenants and agrees that all such recitals and statements are made by it solely and that the same are true.

     SECTION 3.03. This Thirtieth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE FOUR

           REAL PROPERTY ACQUIRED SINCE THE DATE OF THE TWENTY NINTH
                             SUPPLEMENTAL INDENTURE

IN             COUNTY, WASHINGTON:

                  [Insert County and legal description for all
                   real property acquired since June 1, 1993]

     IN WITNESS WHEREOF, WASHINGTON NATURAL GAS COMPANY has caused this Thirtieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK has caused this Thirtieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, all on the dates of their respective acknowledgments but effective as of the day and year first above written.

                                          WASHINGTON NATURAL GAS COMPANY

                                          By:
                                                     JAMES P. TORGERSON
                                             ---------------------------------
                                             Senior Vice President -- Finance,
                                                          Planning
                                                      and Development
(SEAL)
ATTEST:

--------------------------------------
           TIMOTHY J. HOGAN
              Secretary
                                          HARRIS TRUST AND SAVINGS BANK
                                          as Trustee

                                          By:
                                             ---------------------------------
                                                       Vice-President

(SEAL)
ATTEST:

--------------------------------------
              C. POTTER
         Assistant Secretary

STATE OF WASHINGTON
COUNTY OF KING                  ss.:

     On this   day of August, A.D., 1995, before me personally appeared JAMES P.
TORGERSON, to me known to be the Senior Vice President -- Finance, Planning and Development, and TIMOTHY J. HOGAN, to me known to be the Secretary of WASHINGTON NATURAL GAS COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                          --------------------------------------
                                          NOTARY PUBLIC in and for the State
                                          of Washington, residing at: __________
                                          My Commission Expires: _______________
(NOTARIAL SEAL)

STATE OF ILLINOIS
COUNTY OF COOK                  ss.:

     On this   day of August, A.D., 1995, before me personally appeared
               , to me known to be a                , and                , to me
known to be an Assistant Secretary, of HARRIS TRUST AND SAVINGS BANK, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                          --------------------------------------
                                          NOTARY PUBLIC in and for the State
                                          of Illinois, residing at: ____________
                                          My Commission Expires: _______________

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